Exhibit 99.1

5655 Riggins Court, Suite 15 Reno, NV 89502 Tel : 888 909-5548 Fax : 888 909-1033

Trading Symbol OTCMKTS: NGLD

NEWS RELEASE

Nevada Canyon Gold Corp Announces Closing of Regulation A+ Offering

Reno, Nevada, November 15, 2023 - Nevada Canyon Gold Corp. (OTC Markets: NGLD) (The Company or Nevada Canyon) is pleased to announce that it has raised through a Tier 2 Regulation A+ public offering gross proceeds of approximately $10,000,000 (the “Offering”) with the issuance of 12,500,000 units (the “Units”) of the Company at a price of $0.80 per Unit. No subscriptions were accepted after September 27, 2023 and the Company has completed all customary closing conditions and final documentation to close the Offering.

Each unit consists of one (1) restricted common share (“Share”) and one (1) share purchase warrant (“Warrant”) exercisable by the warrant holder to acquire one (1) additional Share at an exercise price of $1.20 for a period of 24 months from date of each closing. The common shares issued in connection with the Offering’s units are subject to a six-month lockup from the date of issuance.

The proceeds from the Offering will be used for future acquisitions, fund work on the Company’s mineral properties and for general working capital purposes.

“Today marks an important milestone in our Company’s journey, as we are funded to execute our plan to purchase targeted royalties, stream financings and exploration accelerator properties we have identified,” said Jeffrey A Cocks, Chairman of Nevada Canyon. “We can now focus on strategic deployment of capital on value added acquisitions.”

In connection with the above Offering, Digital Offering, LLC, a FINRA/SIPC Member, provided broker-dealer coverage in all 50 states, including the review of all investor information and subscription agreements. Equifund LLC acted as the technology platform for the Offering for gathering investor information for subscription agreements, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks.

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts offering year around access and good infrastructure in proven and active mining districts. The Company has a three-fold business model; i) mineral royalty creation and acquisition; ii) precious-metals and exploration streaming; and iii) exploration Project accelerator.

For further information please contact:

Corporate Communications

Larry Heuhert

Tel: 1-888 909-5548 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com.

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2022, Quarterly Reports and Current Reports.